Exhibit 99.1
PCTEL Posts $15.6 Million in First Quarter Revenue
Bloomingdale, IL April 22, 2010 — PCTEL, Inc. (NASDAQ: PCTI), a leader in propagation and wireless network optimization solutions, announced results for the first quarter ended March 31, 2010.
First Quarter Financial Highlights
•	$15.6 million in revenue for the quarter, an increase of 10% over the same period in 2009.

•	GAAP Gross Profit Margin from continuing operations of 46 percent, as compared to 47% for the same period last year.

•	GAAP Operating Margin of a negative (9) percent as compared to a negative (19) percent in the same period in 2009. The operating results for the first quarter 2009 included a $1.5 million impairment of goodwill related to the acquisition of Wi-Sys Communications. Without the impairment charge the GAAP operating margin for the first quarter of 2009 would have been negative (8) percent.

•	Non-GAAP Operating Margin of two percent versus three percent in the same period in 2009. The Company’s reporting of non-GAAP operating margin excludes expenses for restructuring, gain or loss on sale of assets, stock based compensation, amortization and impairment of intangible assets and goodwill related to the Company’s acquisitions.

•	GAAP net loss of $(795,000) for the quarter, or $(0.05) per share, compared to a net loss of $(1.9) million, or $(0.11) per diluted share for the same period in 2009. The $1.1 million difference is primarily attributed to the first quarter 2009 impairment of goodwill net of tax.

•	Non-GAAP net income of $356,000 for the quarter, or $0.02 per diluted share compared to $451,000 of net income, or $0.03 per diluted share, for the same period in 2009. The Company’s reporting of non-GAAP net income excludes expenses for restructuring, gain or loss on sale of assets, stock based compensation, amortization and impairment of intangible assets and goodwill related to the Company’s acquisitions, and non-cash related income tax expense.

•	$72.5 million of cash, short-term investments, and long-term investments at March 31, 2010, a decrease of $(3.1) million from the quarter ended December 31, 2009. During the first quarter the company paid out cash of $2.4 million for the Sparco Technologies acquisition. The company used approximately $700,000 in cash and investments from all other sources during the quarter.
“Our results suggest that we are continuing to make progress and that there is a renewed investment in both public and private networks,” said Marty Singer, PCTEL’s Chairman and CEO. “We believe that our acquisitions were well-timed and that our product line expansion will accelerate our growth as the economy recovers,” added Singer.
CONFERENCE CALL / WEBCAST
PCTEL’s management team will discuss the Company’s results today at 4:30 PM ET. The call can be accessed by dialing (877) 693-6682 (U.S. / Canada) or (706) 679-6397 (International), conference ID: 67923320. The call will also be webcast at http://investor.pctel.com/events.cfm.
REPLAY: A replay will be available for two weeks after the call on either the website listed above or by calling (800) 642-1687 (U.S./Canada), or International (706) 645-9291, conference ID: 67923320.
About PCTEL
PCTEL, Inc. (NASDAQ: PCTI), is a global leader in propagation and wireless network optimization solutions. The company designs and develops software-based radios for wireless network optimization and develops and distributes innovative antenna solutions. The company’s SeeGull® scanning receivers, receiver-based products and CLARIFY® interference management solutions are used to measure, monitor and optimize cellular networks. PCTEL’s SeeGull scanning receivers are deployed in industry leading wireless test and measurement equipment and viewed as an essential wireless data collection tool for cellular network optimization, drive tests, and spectrum clearing. PCTEL develops and supports scanning receivers for LTE, EVDO, CDMA, WCDMA, UMTS, TDS-CDMA and WiMAX networks.
PCTEL’s MAXRAD®, Bluewave™ and Wi-Sys™ antenna solutions address public safety, military, aviation, defense and government applications; SCADA, Health Care, Energy, Smart Grid and Agricultural applications; Indoor Wireless, Wireless Backhaul, and Cellular applications. Its portfolio includes a broad range of WiMAX antennas, WiFi antennas, Land Mobile Radio antennas, and precision GPS antennas that serve innovative applications in telemetry, RFID, in-building, fleet management, and mesh networks. PCTEL provides parabolic antennas, ruggedized antennas, yagi antennas, military antennas, precision aviation antennas and other high performance antennas for many applications. PCTEL’s products are sold worldwide through direct and indirect channels. For more information, please visit the company’s web site www.pctel.com, www.antenna.com, www.antenna.pctel.com, or www.rfsolutions.pctel.com.
PCTEL Safe Harbor Statement
This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Specifically, the statements regarding PCTEL’s product line expansion will accelerate the company’s growth as the economy recovers are forward-looking statements within the meaning of the safe harbor. These statements are based on management’s current expectations and actual results may differ materially from those projected as a result of certain risks and uncertainties, including the ability to successfully grow the wireless products business and the ability to implement new technologies and obtain protection for the related intellectual property. These and other risks and uncertainties are detailed in PCTEL’s Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and PCTEL disclaims any obligation to update or revise the information contained in any forward-looking statement, whether as a result of new information, future events or otherwise.
For further information contact:

John Schoen	Jack Seller	Mary McGowan
CFO	Public Relations	Investor Relations
PCTEL, Inc.	PCTEL, Inc.	Summit IR Group
(630) 372-6800	(630)372-6800	(408) 404-5401
	Jack.seller@pctel.com	mary@summitirgroup.com

PCTEL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	(unaudited)
	March 31,	December 31,
	2010	2009
ASSETS
Cash and cash equivalents	$31,129	$35,543
Short-term investment securities	28,934	27,896
Accounts receivable, net of allowance for doubtful accounts of $99 and $89 at March 31, 2010 and December 31, 2009, respectively	12,819	9,756
Inventories, net	8,343	8,107
Deferred tax assets, net	1,024	1,024
Prepaid expenses and other assets	2,837	2,541

Total current assets	85,086	84,867

Property and equipment, net	11,678	12,093
Long-term investment securities	12,406	12,135
Other intangible assets, net	12,120	9,241
Deferred tax assets, net	8,704	9,947
Other noncurrent assets	981	935

TOTAL ASSETS	$130,975	$129,218

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable	$1,999	$2,192
Accrued liabilities	6,025	3,786

Total current liabilities	8,024	5,978
Long-term liabilities	2,270	2,172

Total liabilities	10,294	8,150

Stockholders’ equity:
Common stock, $0.001 par value, 100,000,000 shares authorized, 19,092,062 and 18,494,499 shares issued and outstanding at March 31, 2010 and December 31, 2009, respectively	19	18
Additional paid-in capital	138,559	138,141
Accumulated deficit	(17,917)	(17,122)
Accumulated other comprehensive income	20	31

Total stockholders’ equity	120,681	121,068
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$130,975	$129,218

The accompanying notes are an integral part of these consolidated financial statements.

PCTEL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in thousands, except per share data)

	Three Months Ended
	March 31,
	2010	2009
REVENUES	$15,573	$14,139
COST OF REVENUES	$8,354	7,468

GROSS PROFIT	7,219	6,671

OPERATING EXPENSES:
Research and development	3,085	2,688
Sales and marketing	2,259	2,083
General and administrative	2,552	2,533
Amortization of other intangible assets	763	553
Restructuring charges	—	154
Impairment of goodwill	—	1,485
Royalties	—	(200)

Total operating expenses	8,659	9,296

OPERATING LOSS	(1,440)	(2,625)
Other income, net	159	165

LOSS BEFORE INCOME TAXES	(1,281)	(2,460)
Benefit for income taxes	(486)	(596)

NET LOSS	($795)	($1,864)

Basic Earnings per Share:
Net Loss	($0.05)	($0.11)
Diluted Earnings per Share:
Net Loss	($0.05)	($0.11)

Weighted average shares — Basic	17,487	17,545
Weighted average shares — Diluted	17,487	17,545
The accompanying notes are an integral part of these consolidated financial statements.

Reconciliation GAAP To non-GAAP Results Of Operations (unaudited)
(in thousands except per share information)
Reconciliation of GAAP operating income to non-GAAP operating income (a)

	Three Months Ended March 31,
	2010	2009
Operating Loss	$(1,440)	$(2,625)

(a)Add:
Amortization of intangible assets	763	553
Restructuring charges	—	154
Impairment of goodwill	—	1,485
Stock Compensation:
-Cost of Goods Sold	91	112
-Engineering	149	139
-Sales & Marketing	209	138
-General & Administrative	503	430

	1,715	3,011

Non-GAAP Operating Income	$275	$386

% of revenue	1.8%	2.7%
Reconciliation of GAAP net income to non-GAAP net income (b)

	Three Months Ended March 31,
	2010	2009
Net Loss	$(795)	$(1,864)

Add:
(a) Non-GAAP adjustment to operating loss	1,715	3,011
(b) Income Taxes	(564)	(696)

	1,151	2,315

Non-GAAP Net Income	$356	$451

Basic Earnings per Share:
Non-GAAP Net Income	$0.02	$0.03

Diluted Earnings per Share:
Non-GAAP Net Income	$0.02	$0.03

Weighted average shares – Basic	17,487	17,545
Weighted average shares – Diluted	17,957	17,506
This schedule reconciles the company’s GAAP operating income and GAAP net income from to its non-GAAP operating income The company believes that presentation of this schedule provides meaningful supplemental information to both management and investors that is indicative of the company’s core operating results and facilitates comparison of operating results across reporting periods. The company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes. These non-GAAP measures should not be viewed as a substitute for the company’s GAAP results.
(a) These adjustments reflect stock based compensation expense, amortization of intangible assets, restructuring charges and impairment charges
(b) These adjustments include the items described in footnote (a) as well as the non-cash income tax expense